UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2022

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Bradley L. Campbell

As previously announced by Amicus Therapeutics, Inc. (the “Company”) on February 24, 2022, Bradley L. Campbell, who has served as a member of the Company’s board of directors (the “Board”) since June 2018 and as President and Chief Operating Officer since January 2015, and Chief Operating Officer since December 2013, has been appointed Chief Executive Officer of the Company. Mr. Campbell, 47, joined Amicus in 2006. Mr. Campbell currently serves on a number of boards of directors, including Gennao Bio, the Alliance for Regenerative Medicine (ARM), and the Corporate Advisory Board for the National Tay-Sachs and Allied Diseases Association. He previously served on the Board of ARYA Sciences Acquisition Corp III, a healthcare focused special purpose acquisition vehicle, as well as Progenics Pharmaceuticals (NASDAQ: PGNX) from 2016 until its successful acquisition by Lantheus Holdings in 2020. Prior to working at the Company, Mr. Campbell spent time in various commercial and business development roles at Genzyme and Bristol-Myers Squibb and as a strategy consultant for Marakon Associates. He received a B.A. in Public Policy Studies from Duke University and an M.B.A. from Harvard Business School.

On August 1, 2022, Mr. Campbell entered into an employment agreement with the Company (the “CEO Employment Agreement”) pursuant to which Mr. Campbell will serve as the Chief Executive Officer of the Company beginning on August 1, 2022 until Mr. Campbell’s employment is terminated by either Mr. Campbell or the Company. The CEO Employment Agreement supersedes Mr. Campbell’s prior employment agreement with the Company.

Under the terms of the CEO Employment Agreement, Mr. Campbell will be (i) entitled to an initial annual base salary of $625,000; (ii) eligible to receive an annual target of 100% of his base salary in cash, such actual amount determined by the Company Compensation and Leadership Development Committee in its absolute discretion and at 60% of base salary.

The CEO Employment Agreement provides that if Mr. Campbell’s employment is terminated for any reason, Mr. Campbell will be entitled to (1) all accrued but unpaid base salary, (2) unreimbursed expenses and (3) other accrued obligations under the Company’s employee plans ((1)-(3), collectively, “CEO Accrued Amounts”). If Mr. Campbell’s employment is terminated by the Company without Cause (as defined in the CEO Employment Agreement) and not within 12 months after a “Change in Control Event” (as defined in the CEO Employment Agreement), Mr. Campbell will be entitled to (1) the CEO Accrued Amounts, (2) payment of an amount equal to his then current base salary (generally payable over 18 months following termination), (3) payment of a bonus equal to 150% of the target bonus for the calendar year in which such termination occurs pro-rated for the number of days actually worked in the year of termination (generally payable within 75 days following termination), (4) the accelerated vesting of any Company stock options and restricted Company stock units held by Mr. Campbell that were scheduled to vest within 18 months following such termination and (5) the continuation of employee benefits plans for a period of 18 months after the date of termination ((2)-(5), collectively, the “CEO Severance Benefits”). Under the terms of the CEO Employment Agreement, if Mr. Campbell’s employment is terminated by the Company without Cause or by Mr. Campbell for Good Reason (as defined in the agreement) within 12 months of a Change in Control Event (as defined in the agreement), Mr. Campbell will be entitled to (1) the CEO Accrued Amounts and (2) payment of an amount equal to 2 times his then current base salary (generally payable over 24 months following termination), (3) a lump sum payment of an amount equal to 200% of the target bonus for the calendar year in which such termination occurs (generally payable within 75 days following termination), (4) the accelerated vesting of any Amicus stock options and restricted stock grants held by Mr. Campbell; and (5) the continuation of employee benefits plans for a period of 24 months after the date of termination ((2)-(5), collectively, the “CEO Change in Control Severance Benefits”). The payment of CEO Severance Benefits or CEO Change in Control Severance Benefits, as applicable, are contingent on Mr. Campbell signing and not revoking a release of claims in favor of the Company.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the CEO Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As previously disclosed, Mr. Campbell also previously received a one-time promotion grant of Company equity valued at $2 million, comprised of 50% Company stock options and 50% restricted stock units, which will vest (subject to continued employment) in accordance with the terms and conditions of the applicable Company equity plans.

There are no family relationships between Mr. Campbell and any director or executive officer of the Company, and Mr. Campbell has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

John F. Crowley

As previously announced by the Company on February 24, 2022, effective August 1, 2022, John F. Crowley, who has served as a Director, Chairman and Chief Executive Officer of the Company since February 2010 and Chief Executive Officer since January 2005 (except for a period from April 2011 through August 2011 during which time he served as Executive Chairman), will transition to the role of Executive Chair of the Board.

In connection with Mr. Crowley’s Executive Chair appointment, on February 23, 2022, Mr. Crowley entered into a new employment agreement with the Company (the “Executive Chair Agreement”). The Executive Chair Agreement became effective on August 1, 2022 and supersedes Mr. Crowley’s prior employment agreement with the Company e. A copy of the Executive Chair Agreement was attached to the Company’s Current Report on Form 8-K, filed on February 24, 2022, as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated August 1, 2022, by and between the Company and Bradley L. Campbell

10.2	Employment Agreement, dated February 23, 2022, by and between the Company and John F. Crowley (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2022)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: August 1, 2022	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary